Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated August 27, 2012, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Sysco Corporation and subsidiaries included in this Annual Report (Form 10-K) of Sysco Corporation for the year ended June 30, 2012, in the following registration statements and related prospectuses.

Sysco Corporation Form S-3	File No. 333-126199

Sysco Corporation Form S-3	File No. 333-179582

Sysco Corporation Form S-4	File No. 333-50842

Sysco Corporation Form S-8	File No. 333-147338

Sysco Corporation Form S-8	File No. 33-45820

Sysco Corporation Form S-8	File No. 333-01259

Sysco Corporation Form S-8	File No. 333-01255

Sysco Corporation Form S-8	File No. 333-66987

Sysco Corporation Form S-8	File No. 333-49840

Sysco Corporation Form S-8	File No. 333-58276

Sysco Corporation Form S-8	File No. 333-122947

Sysco Corporation Form S-8	File No. 333-129671

Sysco Corporation Form S-8	File No. 333-163189

Sysco Corporation Form S-8	File No. 333-163188

Sysco Corporation Form S-8	File No. 333-170660

/s/ Ernst & Young LLP

Houston, Texas

August 27, 2012